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Exhibit 10.20

FORM OF REGISTRATION RIGHTS AGREEMENT

Dated as of July    , 2004

Among

BUCYRUS INTERNATIONAL, INC. AND

THE STOCKHOLDERS NAMED ON SCHEDULE A HERETO

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of July    , 2004 among BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), AIP/BI LLC, LLC, a Delaware limited liability company ("AIP"), and each individual who executed a counterpart of the Original Agreement (as defined below), or who hereafter executes a counterpart of this Agreement and who is listed on Schedule A attached hereto as a Management Stockholder (the "Management Stockholders" and, together with AIP, the "Stockholders").

        WHEREAS, (i) the Company may, but is not obligated to, grant to a Management Stockholder, Options (as defined below) to purchase Common Stock pursuant to the 2004 Option Plan (as defined below) and the Company and (ii) the Company has previously granted options to purchase Common Stock to Management Stockholders pursuant to the 1998 Option Plan (as defined below);

        WHEREAS, the Company executed a Stockholders Agreement dated as of March 17, 1998 (the "Original Agreement") to which AIP and each of the individuals listed on the Schedule of Stockholders attached thereto was a party;

        WHEREAS, pursuant to Section 11 of the Original Agreement, such agreement may be amended and restated in any respect with the approval in writing of the Company, AIP and the holders of at least a majority of the then outstanding Management Shares (as defined below); and

        WHEREAS, the Company, AIP and the holders of at least a majority of the currently outstanding Management Shares have agreed to amend and restate the Original Agreement in its entirety in the form of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and obligations set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement in its entirety as follows:

        SECTION 1.    DEFINITIONS.    For purposes of this Agreement, the following terms have the indicated meanings:

        "1998 Option Plan" means that certain Management Stock Option Plan adopted by the Board as of March 17, 1998, as the same may be amended or supplemented from time to time, and together with the 2004 Option Plan, the "Option Plans".

        "2004 Option Plan" means that certain 2004 Equity Incentive Plan adopted by the Board as of June 30, 2004, as the same may be amended or supplemented from time to time.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, and in the case of AIP shall include any member of AIP. For the purpose of this definition, the term " control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "AIP" shall have the meaning set forth in the Preamble.

        "AIP Shares" means Stockholder Shares held by AIP, its Affiliates, and their respective transferees.

        "Board" means the Company's Board of Directors.

        "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City (in the State of New York) are permitted or required by any applicable law to close.

        "Common Stock" means the Company's Class A common stock par value $0.01 per share or Class B Common Stock par value $0.01 per share, as the context may require (AIP, its Affiliates, and each of their respective successors shall be the only holder of Class B common stock).

        "Demand Registration" shall have the meaning set forth in Section 3(a) hereof.

        "Management Shares" means Stockholder Shares held by the Management Stockholders.

        "Management Stockholder" shall have the meaning set forth in the Preamble.

        "Options" means options to purchase shares of Class A Common Stock granted by the Company pursuant to the Option Plans.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity of whatever nature.

        "Prospectus" means the Prospectus or Prospectuses included in any Registration Statement, as amended or supplemented by any Prospectus supplement with respect to the terms of the offering of any portion of the Stockholder Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus or Prospectuses.

        "Registration Statement" means any registration statement of the Company which covers any of the Stockholder Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stockholder" shall have the meaning set forth in the Preamble.

        "Stockholder Shares" means (a) all shares of Common Stock acquired by the Stockholders, including all shares of Common Stock acquired pursuant to the exercise of Options, and (b) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when (i) they have been sold (a) pursuant to a registered public offering under the Securities Act, or (b) to the public pursuant to Rule 144 under the Securities Act, or any successor provision or (ii) are eligible for sale to the public under Rule 144(k).

        "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or other persons performing similar functions are owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

        "Vested Options" means Options that are exercisable by the holder thereof on the date of determination.

        SECTION 2.    REQUIRED LEGEND.

          (a)   Stock Legend.    Any and all certificates now evidencing Stockholder Shares held by each Stockholder shall have endorsed upon them a legend substantially as follows:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS PROVIDED PRIOR TO THE PROPOSED TRANSACTION STATING THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

Such certificates may also bear such other legends and shall be subject to such restrictions on transfer as may be necessary to comply with any stock option, voting agreement or restricted stock agreement and all applicable Federal and state securities laws and regulations.

          (b)   Opinion of Counsel.    With the exception of transfers among AIP and its Affiliates, no holder of Stockholder Shares may sell, transfer or dispose of any such stock other than pursuant to an effective Registration Statement under the Securities Act (or any successor provision) without first delivering to the Company, if the Company so requests, an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

        SECTION 3.    REGISTRATION RIGHTS.

          (a)   Demand Registration.

              (i)  At any time after the date hereof, the holders of a majority of the then outstanding AIP Shares shall have the right to require the Company to effect up to three registrations of their Common Stock on Form S-1 under the Securities Act and, if available, unlimited registrations on Form S-2 or S-3 under the Securities Act (any such registration, a " Demand Registration"). Each such Demand Registration shall be for no less than 2,000,000 of the then outstanding AIP shares, provided that if there are less than 2,000,000 AIP Shares outstanding, AIP may request that the Company register all such shares, unless such shares can be sold under Rule 144. Upon receipt of any request for a Demand Registration, the Company shall give prompt written notice of such request to each Stockholder, and, subject to the provisions set forth below, shall include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 10 days after the delivery of the Company's notice (including shares covered by Vested Options to the extent that the Company received appropriate assurances that such Options will be exercised prior to the effectiveness of such registration or such later time as the Company shall agree to). If in connection with such proposed Demand Registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares requested to be included therein exceeds the number of Stockholder Shares that can be sold without adversely affecting the pricing or the marketability of such offering, then the shares of Common Stock to be included in such registration shall be allocated (i) first, to AIP for the AIP Shares requested to be registered, (ii) second, pro rata, to the other holders of Stockholder Shares for the number of such Stockholder Shares requested by each holder other than AIP to be registered and (iii) third, to other holders of Common Stock. The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration that is an underwritten offering, subject to the approval of the holders of a majority of the AIP Shares to be included in such Demand Registration.

             (ii)  Restrictions on Demand Registration.    The Company shall not be obligated to effect any Demand Registration within two months after the effective date of a previous Demand Registration. The Company may postpone for up to three months the filing or the effectiveness of, or withdraw a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company's board of directors, such postponement or withdrawal is necessary in the best interest of the Company; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, however, that in any of the event of a delay or withdrawal under this Section 3(a)(ii), the holders of AIP Shares requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Holders of Stockholder Shares requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this paragraph (ii), (y) the Company's decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement.

            (iii)  Effective Period of Demand Registration.    After any Demand Registration filed on Form S-3 pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective). After any Demand Registration filed on another Form other than Form S-3 pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective for such shorter period which shall terminate when all of the Stockholder Shares covered by such Demand Registration have been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to subsection (a)(ii) of this Section 3 (a "Withdrawn Demand Registration"), the Holders of the Stockholder Shares remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 3), (x) if on Form S-3 the Company shall use its best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand Registration and (ii) on which all of the Stockholder Shares covered by such Demand Registration has been sold and (y) if on another Form other than Form S-3, such shorter period which shall terminate when all of the Stockholder Shares covered by such Demand Registration have been sold pursuant to such Demand Registration. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

          (b)   Company Registration.    In the event that the Company proposes to register any Common Stock under the Securities Act in connection with a public offering (other than a Demand Registration) on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Stockholder Shares, the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event less than 15 days prior to such registration, and shall include in such registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 10 days after delivery of the Company's notice (including shares covered by Vested Options to the extent that the Company receives appropriate assurances that such Options will be exercised prior to the effectiveness of such registration or such later time as the Company shall agree to), subject to the limitations set forth in this Section 3(b). If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares (or the number of Management Shares) requested to be included therein exceeds the number of Stockholder Shares (or the number of Management Shares) that can be sold without adversely affecting the pricing or the marketability of such offering, then the shares of Common Stock to be included in such Registration Statement shall be allocated (i) first, to AIP for the AIP Shares requested to be registered, (ii) second, pro rata, to the other holders of Stockholder Shares (assuming the exercise of all Vested Options held by all participating Stockholders) for the number of such Stockholder Shares requested by each holder other than AIP to be registered and (iii) third, to other holders of Common Stock.

          (c)   Costs of Registration.    The Company shall bear the costs of each registration pursuant to this Section 3, including the reasonable fees and expenses of one counsel for the selling Stockholders (to be selected by the holders of a majority of the Stockholder Shares to be included in such registration) but excluding any underwriting discounts or commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders.

          (d)   Participation in Underwritten Registrations.    As a condition to the inclusion of Stockholder Shares in any registration, each participating Stockholder agrees (a) to sell such Stockholder's Stockholder Shares on the basis provided in any underwriting arrangements, including customary indemnification and holdback provisions and (b) to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements in a form reasonably acceptable to the Company and the underwriter(s) and other documents required under the terms of such underwriting arrangements.

          (e)   Holdback Agreement.    Each holder of Stockholder Shares agrees that if requested in connection with an underwritten offering made pursuant to (i) Section 3(a) hereof or (ii) the Company's registration of Common Stock under the Securities Act (other than as contemplated by Section 3(a) hereof), by the managing underwriter or underwriters of such underwritten offering, such Stockholder will not effect any public sale or distribution of Common Stock or any securities convertible or exchangeable or exercisable for Common Stock, including a sale pursuant to Rule 144, Rule 144A or other exemption available from Securities Act registration (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree).

        SECTION 4.    REGISTRATION PROCEDURES.

        Whenever AIP requests that any AIP Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such AIP Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a)   prepare and file with the SEC a Registration Statement with respect to such AIP Shares (and any other Stockholder Shares to be registered pursuant to Section 3 hereof) and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Stockholders who own Common Stock covered by such Registration Statement (for purposes of this Section 4, the "Selling Stockholders") and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Selling Stockholders, the exhibits incorporated by reference, and such Selling Stockholders shall have the opportunity to object to any information pertaining to such Selling Stockholders that is contained therein and the Company will make the corrections reasonably requested by such Selling Stockholders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

          (b)   prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days if on Form S-3, or if on another Form for such period as is necessary to complete the distribution of the Stockholder Shares covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Stockholder Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Selling Stockholders thereof set forth in such Registration Statement;

          (c)   furnish to each Selling Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Stockholder Shares owned by such Selling Stockholder;

          (d)   use its best efforts to register or qualify such Stockholder Shares under such other securities or blue sky laws of such jurisdictions as any selling Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Stockholder to consummate the disposition in such jurisdictions of the Stockholder Shares owned by such Selling Stockholder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e)   notify each Selling Stockholder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Selling Stockholder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Stockholder Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (f)    in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form, which agreements may provide that the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided in Section 5 with respect to the indemnification of the Stockholders) and take all such other actions as the holders of a majority of number of shares of the Stockholder Shares being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Stockholder Shares (including, without limitation, effecting a stock split or a combination of shares and using its best efforts to cause members of management of the Company to participate on a reasonable basis in customary "road-show" activities to the extent required by the underwriters with a view to maximizing the price of the Common Stock sold in such offering) and cause to be delivered to the underwriters and the Selling Stockholders, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the Selling Stockholders;

          (g)   make available, for inspection by any Selling Stockholder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Selling Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Stockholder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (h)   use its best efforts to cause all such Stockholder Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;

          (i)    provide a transfer agent and registrar for all such Stockholder Shares not later than the effective date of such Registration Statement;

          (j)    if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Stockholder Shares sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each Selling Stockholder (unless such Selling Stockholder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

          (k)   make generally available to its securityholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

          (l)    promptly notify each Selling Stockholder and the underwriter or underwriters, if any:

              (i)  when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

             (ii)  of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

            (iii)  of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

            (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of any Stockholder Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

        At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Stockholders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Stockholder Shares pursuant to Rule 144 (or any similar rule then in effect).

        The Company may require each Selling Stockholder to the Company any other information regarding such Selling Stockholder and the distribution of such Stockholder Shares as the Company may from time to time reasonably request in writing.

        Each Stockholder agrees by having its Common Stock treated as Stockholder Shares hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, such selling Stockholder will forthwith discontinue disposition of its Stockholder Shares until such selling Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus, and, if so directed by the Company, such selling Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such selling Stockholder "s possession, of the Prospectus covering such Stockholder Shares current at the time of receipt of such notice. If the Company shall give any notice to suspend the disposition of Stockholder Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such selling Stockholder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus.

        SECTION 5.    INDEMNIFICATION.

        In connection with any underwritten offering which includes Stockholder Shares pursuant to this Agreement:

        (a)   The Company agrees to indemnify, to the fullest extent permitted by law, each Stockholder (for purposes of this Section 5, each a "Holder"), its officers, directors and affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or (if applicable) by such Holder's failure to deliver a copy of the registration statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

        (b)   In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in the Registration Statement; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Stockholder Shares pursuant to such Registration Statement.

        (c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

        (d)   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Stockholder Shares.

        (e)   If the indemnification provided for in or pursuant to this Section 5 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 5(a) or 5(b) hereof had been available under the circumstances.

        SECTION 6.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or Stockholders unless such amendment or waiver is approved in writing by the party affected thereby.

        SECTION 7.    SEVERABILITY.    If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        SECTION 8.    ENTIRE AGREEMENT.    Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        SECTION 9.    SUCCESSORS AND ASSIGNS.    This Agreement shall bind and inure to the benefit of and be enforceable by and against (i) the Company and its successors and assigns (including any successor by merger or consolidation) and (ii) and the Stockholders and their respective permitted successors and assigns so long as such Stockholders and their respective permitted successors and assigns hold Stockholder Shares. The Company may assign any of its rights hereunder to AIP or any of its Affiliates.

        SECTION 10.    COUNTERPARTS.    This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 11.    REMEDIES.    The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

        SECTION 12.    NOTICES.    Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at its address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given to a party hereunder when actually received at the address of such party or, if delivered in person, when so delivered.

The Company's address is:	Bucyrus International, Inc. 1100 Milwaukee Avenue South Milwaukee, Wisconsin 53172 Attention: President
with a copy to:	American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111 Attention: [ ]

        SECTION 13.    GOVERNING LAW.    The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 14.    DESCRIPTIVE HEADINGS.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        [Signatures follow]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

BUCYRUS INTERNATIONAL, INC.
	By:	Name: Craig Mackus Title: Chief Financial Officer, Controller and Secretary
BUCYRUS HOLDINGS, LLC
By:	AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND II, L.P., its Managing Member
	By:	AMERICAN INDUSTRIAL PARTNERS II, L.P., its General Partner
		By:	AMERICAN INDUSTRIAL PARTNERS CORPORATION, its General Partner
			By:	Name: Title:
HOLDERS OF MAJORITY OF MANAGEMENT SHARES

Name:
Title:
Percent held:

Name:
Title:
Percent held:

SCHEDULE A
MANAGEMENT STOCKHOLDERS

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FORM OF REGISTRATION RIGHTS AGREEMENT Dated as of July , 2004 Among BUCYRUS INTERNATIONAL, INC. AND THE STOCKHOLDERS NAMED ON SCHEDULE A HERETO
REGISTRATION RIGHTS AGREEMENT
SCHEDULE A MANAGEMENT STOCKHOLDERS